Exhibit 99.1

Point Therapeutics to Host Fourth Quarter and Fiscal Year 2005 Results Conference Call/Audio Webcast

     BOSTON--(BUSINESS WIRE)--March 7, 2006--Point Therapeutics, Inc. (NASDAQ:
POTP), announced today that it will release fourth quarter and fiscal year 2005 results on Tuesday, March 14, 2006, after the close of the U.S. financial markets. A conference call will follow at 4:30 PM Eastern Time, to review the results and provide an update on the Company's progress. Additionally, Point will discuss the recent Keystone Symposium presentation on the Company's type 2 diabetes program (PT-630). The Keystone presentation is available for review by visiting the investor relations page at www.pther.com.
     Participants are invited to attend the call by visiting www.pther.com or by dialing:


            1-866-510-0710 (International: 617-597-5378)
            Passcode: 25591960

    A re-broadcast of the conference call will be available until March 28, 2006 and accessible by dialing:


            1-888-286-8010 (International: 617-801-6888)
            Passcode: 89953608

     About Point Therapeutics, Inc.:

     Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-Q for the quarter ended September 30, 2005 and from time to time in Point's periodic and other reports filed with the Securities and Exchange Commission.


     CONTACT: Point Therapeutics, Inc.
              Sarah Cavanaugh, 617-933-7508
              Director, Corporate Communications